EXHIBIT 10.8
AMENDMENT #1
TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This AMENDMENT #1 TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”) is effective as of April 1, 2021, by and between BALDWIN RISK PARTNERS, LLC, a Delaware limited liability company (the “Company”), and Kris Wiebeck (“Employee”).

BACKGROUND

The Company employs Employee pursuant to that certain Amended and Restated Employment Agreement by and between the Company and Employee (the “Employment Agreement”), which became effective as of the IPO Closing Date (as defined in the Employment Agreement).

The Company and Employee desire to amend the Employment Agreement on the terms set forth herein effective as of the date first written above.

OPERATIVE TERMS

    The parties agree as follows:

1.Section 2(a) of the Employment Agreement is hereby amended and restated as follows:
“During the Employment Period, Employee shall serve as Chief Strategy Officer of the Company and PubCo, and shall have those powers and duties normally and customarily associated with his position in entities comparable to the Company and PubCo and such other powers and duties as may be reasonably prescribed by the Company or PubCo, subject to the power and authority of each of the Company or PubCo to modify such duties, responsibilities, functions and authority from time to time in its sole discretion.”
2.Except as otherwise expressly provided herein, the Employment Agreement shall remain in full force and effect.

[Signature Page Follows]

The parties hereto have executed this Amendment to be effective as of the date first written above.

COMPANY

BALDWIN RISK PARTNERS, LLC, a Delaware limited liability company

By: /s/ Trevor Baldwin
Name: Trevor Baldwin
Title: Chief Executive Officer

EMPLOYEE

/s/ Kris Wiebeck
Name: Kris Wiebeck

Signature page to Amendment #1 to Amended and Restated Employment Agreement - Wiebeck